Exhibit 99.1

LAVA Announces Exceeding Minimum Condition in Tender Offer

and Intent to Delist from Nasdaq

UTRECHT, The Netherlands, and PHILADELPHIA, – November 13, 2025, (GLOBE NEWSWIRE) –LAVA Therapeutics N.V. (“LAVA”) (Nasdaq: LVTX) today announced that 22,877,463 of LAVA’s common shares, representing approximately 87% of LAVA’s outstanding common shares, were validly tendered and not withdrawn prior to the expiration of the initial offering period one minute after 11:59 p.m. Eastern Time on November 12, 2025. As a result, the minimum tender condition and other conditions of the previously announced tender offer (the “Offer”) of XOMA Royalty Corporation (“XOMA Royalty”) to acquire LAVA have been satisfied. All validly tendered shares are expected to be accepted for payment on or about November 13, 2025.

The subsequent offering period has now commenced. LAVA shareholders who have not yet tendered their common shares may still tender during the subsequent offering period, which will expire one minute after 11:59 p.m. Eastern Time on November 20, 2025. Any common shares tendered during the subsequent offering period may not be withdrawn. LAVA’s common shares are expected to be suspended from trading on the Nasdaq Global Select Market prior to the opening of the market on or about November 21, 2025.

LAVA also announced today that it has submitted written notice to Nasdaq of its intention to voluntarily delist its common shares from Nasdaq. The voluntary delisting is subject to and conditioned upon the acquisition by XOMA Royalty of all common shares validly tendered and not properly withdrawn in accordance with the previously disclosed purchase agreement entered into between LAVA and XOMA Royalty. On or about November 24, 2025, LAVA expects Nasdaq will file with the U.S. Securities and Exchange Commission ("SEC") a notification of removal from listing of its common shares on Nasdaq. Completion of the tender offer remains subject to the conditions described in the tender offer statement on Schedule TO filed by XOMA Royalty with the SEC (as amended and supplemented).

About LAVA Therapeutics

LAVA Therapeutics N.V. is a biopharmaceutical company that has developed several clinical-stage bispecific gamma delta T cell engagers using its proprietary Gammabody® platform, including JNJ-89853413, targeting CD33 and hematologic cancers (NCT06618001), partnered with Johnson & Johnson, and PF-08046052, targeting EGFR and solid tumors (NCT05983133), partnered with Pfizer, Inc. For more information on LAVA, please visit www.lavatherapeutics.com.

Gammabody® is a registered trademark of LAVA Therapeutics N.V.

LAVA’s Cautionary Note on Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “anticipate”, “believe”, “could”, “will”, “may”, “expect”, “should”, “plan”, “intend”, “estimate”, “potential”, “suggests”, and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances) are intended to identify forward-looking statements. These forward-looking statements are based on LAVA’s expectations and assumptions as of the date of this press release and are subject to various risks and uncertainties that may cause actual results to differ materially from these forward-looking statements. As a result, a number of important factors could cause actual results to differ materially from those indicated by such forward-looking statements, including: the risk that the transactions may not be completed in a timely manner, or at all, which may adversely affect LAVA’s business and the price of its common shares; the delay or failure of the conditions of the Offer to be satisfied (or waived); the possibility that competing offers will be made; significant costs associated with the transactions; the risk that any shareholder or other litigation in connection with the transactions may result in significant costs of defense, indemnification and liability; the risk that activities related to the CVR Agreement, including new form thereof, may not result in any value to LAVA’s shareholders, including payments related to the resolution of certain potential liabilities; the possibility that prior to the completion of the transactions, LAVA’s or XOMA Royalty’s business may experience significant disruptions due to transaction-related uncertainty; the effects of disruption from the transactions of LAVA’s business and the fact that the announcement and pendency of the transactions may make it more difficult to establish or maintain relationships with employees, manufacturers, suppliers, vendors or business partners; the occurrence of any event, change or other circumstance that could give rise to the termination of the purchase agreement; as well as potential adverse effects on LAVA’s business condition and results from general economic and market conditions and overall fluctuations in the United States and international equity markets, including as a result of inflation, heightened interest rates, recent and potential future pandemics and other health crises, and hostilities, including the Russian invasion of Ukraine and the conflict in the Middle East. These and other risks are described in greater detail under the caption “Risk Factors” in LAVA’s most recent Annual Report on Form 10-K and other filings LAVA makes with the SEC. LAVA assumes no obligation to update any forward-looking statements contained herein whether as a result of any new information, future events, change in expectations or otherwise, except as otherwise required by law.

Additional Information and Where to Find It

The description contained in this press release is for informational purposes only and is not a recommendation, an offer to buy or the solicitation of an offer to sell any shares of LAVA’s common shares.  XOMA Royalty has filed a Tender Offer Statement on Schedule TO and LAVA has filed a Solicitation/Recommendation Statement on Schedule 14D-9 with the SEC related to the tender offer.

INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE TENDER OFFER MATERIALS (INCLUDING THE OFFER TO PURCHASE, A LETTER OF TRANSMITTAL AND RELATED DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT ON SCHEDULE 14D-9 REGARDING THE OFFER, AS THEY MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME, WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN IMPORTANT INFORMATION THAT INVESTORS AND SECURITY HOLDERS SHOULD CONSIDER BEFORE MAKING ANY DECISION REGARDING TENDERING THEIR SHARES (INCLUDING THE TERMS AND CONDITIONS OF THE OFFER).

Investors and security holders may obtain a free copy of these statements (when available) and other documents filed with the SEC at the website maintained by the SEC at www.sec.gov or by directing such requests to the information agent for the Offer, which is named in the tender offer statement. Investors and security holders may also obtain, at no charge, the documents filed or furnished to the SEC by LAVA under the “SEC Filings” subsection of the “Financials & Filings” section of LAVA’s website at https://ir.lavatherapeutics.com or by accessing the Investor Relations sections of XOMA Royalty’s website at https://www.investors.xoma.com.

LAVA Therapeutics Investor Contact

Fred Powell

LAVA Therapeutics

+1 800-311-6892

ir@lavatherapeutics.com